SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: September 30, 2005
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 30, 2005, Akorn, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with LaSalle Bank National Association (“LaSalle Bank”), the financial institutions party thereto and Akorn (New Jersey), Inc. Among other things, the Fourth Amendment extended the term of the Credit Agreement dated as of October 7, 2003 between the parties (the “Credit Agreement”) through September 30, 2008 and increased the revolving commitment amount under the Credit Agreement from $5,000,000 to $10,000,000.
Item 7.01 Regulation FD Disclosure
     On September 30, 2005, the Company issued a press release announcing that the Company entered into the Fourth Amendment with LaSalle Bank. A copy of the press release is attached hereto as Exhibit 99.1.
     The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Fourth Amendment to Credit Agreement dated September 30, 2005 between the Company, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc.

10.2	Master Letter of Credit Agreement dated September 30, 2005 issued by the Company and Akorn (New Jersey), Inc. in favor of LaSalle Bank.

99.1	Press release dated September 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
	By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell Chief Financial Officer, Treasurer and Secretary

Date: October 4, 2005